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                                                                   Exhibit 10.36

[i2 LOGO]

                        CONFIDENTIAL TREATMENT REQUESTED

                                                              SERVICES AGREEMENT

                                             Agreement # _______________________
                                                         (to be completed by i2)


This Services Agreement (the "Agreement"), effective as of the later date of execution by the parties hereto (the "Effective Date"), is entered into by and between i2 Technologies, Inc., a Delaware corporation with an office at 11701 Luna Road, Dallas, Texas 75234 ("i2") and Neoforma.com, Inc. ("Company"), a Delaware corporation with a principal place of business at 3061 Zanker Road, San Jose, California 95134, (collectively i2 and Company shall be referred to as the "Parties," and individually as a "Party").

1. DEFINITIONS

The following terms when used in this Agreement shall have the following meanings:

1.1. "COMPANY OWNED MATERIAL" means any programs, systems, data, and materials owned or developed by, or licensed to, Company prior to the Effective Date of this Agreement.

1.2. "DELIVERABLES" means any programs, systems, data, and materials set forth in a Statement of Work and developed by i2, alone or jointly with Company, pursuant to the performance of Services, but excluding Company Owned Material and i2 Owned Material.

1.3. "DERIVATIVE WORK" means a work that is based upon the Deliverables or related documentation, such as a revision, upgrade, improvement, modification, translation (including compilation or recapitulation by computer), abridgment, condensation, expansion or any other form in which the Deliverables may be recast, transformed, or adapted, or that, if prepared without authorization by the owner of the Deliverables, would constitute an infringement of intellectual property rights.

1.4. "DEVELOPMENT MATERIAL" means development tools and libraries and other software, documentation and information to be provided by a Party as necessary to permit each Party to perform its obligations and responsibilities set forth in a Statement of Work.

1.5. "i2 OWNED MATERIAL" means any programs, systems, data, or materials owned or developed by, or licensed to, i2 prior to the Effective Date of this Agreement.

1.6. "INTELLECTUAL PROPERTY" means any and all intellectual property rights throughout the world including, but not limited to, rights in respect of or in connection with: (1) any Confidential Information; (2) all trademarks, service marks, trade names, designs, logos, slogans and general intangibles of like nature, together with any goodwill, registrations and applications relating to the foregoing; (3) issued patents and pending patent applications; (4) copyrights (including registrations and applications for any of the foregoing);
(5) inventions (whether patentable or not); (6) computer programs, including any and all software implementations of algorithms, models and methodologies whether in source code or object code form, all documentation, including user manuals and training materials, related to any of the foregoing; and (7) any other technology, know-how, processes, formulae, algorithms, models and methodologies relating thereto.

1.7 "LICENSED SOFTWARE" has the meaning given to it in the Public Marketplace License Agreement.

                                                                    CONFIDENTIAL
NEOFORMA SERVICES v122900                                               Page 10)

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1.8. "MARKETPLACE(S)" means Internet-based exchange and information marketplaces for the healthcare market owned by Company andoperated by Company, alone or jointly with another entity.

1.9. "OBJECT CODE" means software in machine-readable, compiled binary form.

1.10. "PUBLIC MARKETPLACE LICENSE AGREEMENT" means the Public Marketplace License Agreement between the parties dated on or about the Effective Date, as such agreement may be amended or replaced between the parties.

1.11. "SERVICES", in respect of a party, means all services to be provided by such party hereunder, including under any Statement of Work, including Consulting Services and JDP Services,.

1.12. "STATEMENT OF WORK" means any written terms mutually agreed between the Parties and executed by each Party for the performance of Services hereunder, including the following terms and conditions as applicable: (i) the scope of Services to be performed by each party, (ii) the deliverables to be provided ("Deliverable"); (iii) functional, technical, performance and acceptance specifications and criteria for each Deliverable, if any ("Specifications"),
(iv) the milestone due dates and delivery schedule for each Deliverable, and
(iv) any applicable fee payment structure, and (v) any allocation of Intellectual Property rights in each Deliverable.

2. SERVICES

2.1. Subject to the terms and conditions of this Agreement, i2 and Company may agree on implementation and configuration projects for Licensed Software to be performed by i2 ("Consulting Services") which will be more fully described in one or more Statements of Work mutually agreed to by the parties.

2.2. Subject to the terms and conditions of this Agreement, i2 and Company may enter into joint development project(s) for any new software, or modifications to Licensed Software, specifically targeted for the healthcare market to be deployed into a Marketplace ("Joint Development Project" or "JDP") which will be more fully described in one or more Statements of Work mutually agreed to by the parties. In each JDP, Company shall have primary responsibility for the development of the Specification targeted for the healthcare market.

2.3. Each individual Statement of Work shall be executed by both parties and upon such execution shall be governed by and subject to the terms and conditions of this Agreement and incorporated into this Agreement. Both parties agree to perform their respective responsibilities and obligations described in any Statement of Work according to the schedule set forth therein. Both parties agree to make available the necessary Development Materials, physical facilities, computer systems, and other resources in order to fully comply with the Parties responsibilities and obligations set forth in any Statement of Work.

2.4. Unless otherwise agreed in writing in a Statement of Work, the Parties shall jointly conduct tests on each Deliverable promptly after delivery to test whether the Deliverable substantially conforms with the applicable Specification. If a Deliverable does not substantially conform with the applicable Specification then the Party responsible under the applicable Statement of Work for development of the Deliverable shall use all reasonable efforts to promptly correct such non-conformance at its own cost and expense and redeliver the corrected Deliverable. The Parties shall then jointly re-test the rectified Deliverable. If a Deliverable for which a Party is responsible fails to substantially conform with its applicable Specifications on two (2) or more rounds of testing then the other Party may terminate the applicable Statement of Work by written notice to the Party responsible for the non-conforming Deliverable in which case such Party shall refund any and all fees paid for the non-conforming Deliverable under that Statement of Work.

                                                                    CONFIDENTIAL
Neoforma Services v122900                                               Page 20)

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2.5. The Parties agree to meet as required, but no less frequently than monthly, to (i) discuss and agree on new projects to be performed, (ii) review progress of on-going projects; and (ii) prioritize the project activities of the Parties.

2.6. The Parties shall negotiate, in good faith, to agree on and execute within twenty-eight (28) days after the Effective Date a plan for implementation and integration of the Licensed Software into the Marketplaces, including the Consulting Services to be performed by each Party and associated due dates for completion of such Consulting Services. When agreed and executed by both Parties, the implementation plan shall be deemed a Statement of Work and incorporated into this Agreement.

3. CHANGES IN THE WORK

Company may, at any time, by written notice to i2 request changes in the Services or Deliverables set forth in a particular Statement of Work. Upon receipt of such request, i2 shall notify Company of its acceptance or rejection of the requested change. Company agrees to bear any extra expense and pay for any additional work required by such change.

4. PROPRIETARY RIGHTS

4.1. All right, title and interest and all Intellectual Property in and to any Company Owned Material is and shall remain the property of Company. All right, title and interest and all Intellectual Property in and to any i2 Owned Material is and shall remain the property of i2.

4.2. Unless otherwise agreed in writing in a Statement of Work, i2 shall have all right, title and interest and all Intellectual Property in and to any Consulting Services Deliverable and each Consulting Services Deliverable shall be subject to the license rights granted by i2 to Company under the Public Marketplace License Agreement.

4.3. The allocation of Intellectual Property rights in each JDP Deliverable shall be mutually agreed to by the Parties and set forth in the applicable JDP Statement of Work including whether and to what extent either Party's rights with respect to licensing the JDP Deliverable may be limited in any way. If the Parties fail to designate the Intellectual Property rights in each JDP Deliverable in any Statement of Work, the Parties acknowledge and agree that i2 shall have all right, title and interest and all Intellectual Property in and to any JDP Deliverable and i2 shall grant to Company a non-exclusive, perpetual, irrevocable license to use, copy, display, publish and modify such JDP Deliverable, including the Development Material to the extent such Development Material is incorporated into or required for Company to effectuate its rights in the JDP Deliverable, for the Marketplaces.

4.4. In the event Development Materials are identified in a Statement of Work as necessary to perform JDP Services, each Party hereby grants solely to the other Party a non-exclusive, non-transferable license to use and copy the Development Material but only as may reasonably be required by either Party to perform its obligations under a JDP Statement of Work.

4.5. i2 in its sole discretion shall determine whether Deliverables are incorporated into Licensed Software.

4.6. All rights in respect of the Deliverables and Licensed Software not expressly granted hereby are expressly reserved. The license granted by this
Section 4 is personal to Company for the Marketplace and does not extend to any other entity or entities, including any entity or entities holding any equity position in Company.

                                                                    CONFIDENTIAL
Neoforma Services v122900                                               Page 30)

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5. PAYMENT

5.1. CONSULTING SERVICES FEES. Company shall pay i2 the fees as set forth in the applicable Statement of Work which shall be at the rates set forth in Exhibit 1 for Consulting Services. In addition, Company shall reimburse i2 for all reasonable travel, living and delivery expenses incurred by i2 in rendering Consulting Services. Company shall make all payments in US dollars. All payments shall be due within thirty (30) days after receipt by Company of an invoice or as otherwise specified within this Agreement. All costs of collection, including reasonable attorney's and expert's fees and costs of court, shall be paid by Company.

5.2. JDP RESOURCES. Specific investments and fees by each Party associated with any JDP Statement of Work shall be mutually agreed upon by the Parties prior to the commencement of the Joint Development Project and set forth in the applicable JDP Statement of Work. The fees, if any, to be charged by i2 for a JDP shall be [*] of i2's list price for Consulting Services set forth in Exhibit 1.

5.3. TAXES. Fees and all other amounts mentioned in this Agreement do not include any sales, property, use, value added or ad valorem taxes, or any other taxes, levies, duties or other charges based upon this Agreement, all of which shall be paid by Company. In the event i2 is required to pay such taxes, Company shall reimburse i2. Company shall withhold foreign withholding taxes only as required by relevant local country tax law. Company shall provide i2 with notice of withholding of any such tax payment. Company shall not pay for taxes on i2's net income or for sales and use taxes for which Company has provided a valid tax exemption certificate within sixty (60) days of the Effective Date.

5.4. EXPORT OF SYSTEM. Company acknowledges and agrees that the Confidential Information, the System and the other property of i2 and/or i2's suppliers, in whole and/or in part, may be subject to export controls imposed by the United States Export Administration Act of 1979, as amended, the regulations promulgated thereunder, as well as any future U.S. export control legislation (collectively the "Act") and/or other regulation by agencies of the U.S. Government or other applicable country(ies), which prohibit export or diversion of certain products and technology to certain countries (collectively, the "Export Regulations"). Company will not allow the information and other property disclosed to it, in whole or in part, to be exported or re-exported, or otherwise be distributed outside of the United States, in any manner or by any means, without in each instance complying in full with the Act and any other Export Regulations, obtaining the prior approval of i2 and, to the extent required, (a) the prior approval of the appropriate government authorities of the United States, (b) a validated export license from the Office of Export Administration within the U.S. Department of Commerce and (c) the prior approval of and/or license(s) from the appropriate governmental authorities of any and all other applicable countries. Company will comply with all applicable laws and regulations of the United States of America and any other applicable country in performing its duties under this Agreement. Notwithstanding any other provision of this Agreement to the contrary, i2 may, from time to time, in its sole reasonable discretion, by providing written notice to Company, restrict Company from exporting or re-exporting or otherwise distributing any of the information or other property provided by i2 to specific specified countries. Company will defend, hold harmless and indemnify i2, i2's suppliers and its and their officers, directors employees and/or agents, from and against any damages resulting to such party from a breach by Company under this section to the extent caused by Company. Refer to www.bxa.doc.gov.

6. LIMITED WARRANTY

i2 represents and warrants that all Services rendered by i2 in connection with this Agreement shall be provided in accordance with applicable professional standards and practices, and i2's personnel shall have the requisite skills, expertise, training and ability to perform the tasks assigned them.

* Confidential treatment requested.
                                                                    CONFIDENTIAL
Neoforma Services v122900                                               Page 40)

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7. REPRESENTATIONS AND WARRANTIES

GENERAL. Each Party hereby represents and warrants to the other that: (i) such Party has the right, corporate power and authority to enter into this Agreement and to fully perform all its obligations, including the right to grant all licenses to the full extent and scope granted by such Party herein; (ii) the execution, delivery and performance of this Agreement by such Party requires no action by or in respect of, or filing with, any governmental body, agency, official or authority; (iii) the execution, delivery and performance of this Agreement by such Party does not and will not (a) contravene or conflict with the corporate charter or bylaws of such Party or (b) contravene or conflict with any provision of any law, regulation, judgment, injunction, order or decree binding upon such Party or (c) violate any agreement existing between such Party and any third party; and (iv) it will perform all services hereunder with due care and skill in a professional manner, using only appropriately skilled and qualified personnel.

8. CONFIDENTIALITY

8.1. GENERAL DEFINITION. "Confidential Information" shall be deemed to include all information and materials furnished by either Party which: (a) if in written format is marked as confidential, or (b) if disclosed verbally is noted as confidential at time of disclosure, or (c) in the absence of either (a) or (b) is information which a reasonable person would deem to be non-public information and confidential. i2's Confidential Information shall include, but not be limited to, the Deliverables.

8.2. EXCLUSIONS. Notwithstanding paragraph 8.1 hereof, Confidential Information shall exclude information that the receiving Party can demonstrate: (i) was independently developed by the receiving Party without any use of the disclosing Party's Confidential Information or by the receiving Party's employees or other agents (or independent contractors hired by the receiving Party) who have not been exposed to the disclosing Party's Confidential Information; (ii) becomes known to the receiving Party, without restriction, from a source other than the disclosing Party without breach of this Agreement and that had a right to disclose it; (iii) was in the public domain at the time it was disclosed or becomes in the public domain through no act or omission of the receiving Party; or (iv) was rightfully known to the receiving Party, without restriction, at the time of disclosure.

8.3. COMPELLED DISCLOSURE. If the Confidential Information of a disclosing Party must be disclosed by the receiving Party pursuant to the order or requirement of a court, administrative agency, or other governmental body, the receiving Party shall (i) provide prompt notice thereof to the disclosing Party and (ii) use commercially reasonable efforts without the payment of money to obtain a protective order or otherwise prevent public disclosure of such information.

8.4. CONFIDENTIALITY OBLIGATION. The receiving Party shall treat as confidential all of the disclosing Party's Confidential Information and shall not use or disclose or otherwise permit the disclosure of such Confidential Information except as expressly permitted under this Agreement. Without limiting the foregoing, the receiving Party shall use at least the same degree of care which it uses to prevent the disclosure of its own Confidential Information of like importance, but in no event with less than reasonable care, to prevent the disclosure of the disclosing Party's Confidential Information.

8.5. CONFIDENTIALITY OF AGREEMENT. Each Party agrees that the terms and conditions, but not the existence, of this Agreement shall be treated as the other's Confidential Information and that no reference to the terms and conditions of this Agreement or to activities pertaining thereto can be made in any form of public or commercial advertising without the prior written consent of the other Party; provided, however, that each Party may disclose the terms and conditions of this Agreement; (i) as required by any court or other governmental body; (ii) as otherwise required by law; (iii) to legal counsel of the Parties; (iv) in connection with the requirements of an initial public offering or securities filing; (v) in confidence, to accountants, banks, and financing sources and their advisors; (vi) in confidence, in connection with the enforcement of this Agreement or rights under this Agreement; or (vii) in confidence, in connection with a merger or acquisition or proposed merger or acquisition, or the like.
                                                                    CONFIDENTIAL
Neoforma Services v122900                                               Page 50)

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8.6. REMEDIES. Unauthorized use by a Party of the other Party's Confidential
Information will diminish the value of such information. Therefore, if a Party breaches any of its obligations with respect to confidentiality or use of Confidential Information hereunder, the other Party shall be entitled to equitable relief to protect its interest therein, including but not limited to injunctive relief, as well as money damages.

9. LIMITATION OF LIABILITY

9.1. EXCEPT FOR BREACHES OF SECTION 8 HEREOF AND/OR LIABILITY UNDER SECTION 10, EACH PARTY'S TOTAL LIABILITY UNDER THIS AGREEMENT SHALL NOT EXCEED THE AMOUNT OF THE FEES PAID BY COMPANY TO i2.

9.2. TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, EXCEPT FOR BREACHES OF
SECTION 8 HEREOF AND/OR LIABILITY UNDER SECTION 10, NEITHER PARTY HERETO (NOR ANY LICENSOR OF THIRD PARTY SOFTWARE) SHALL BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, CONSEQUENTIAL, MULTIPLE, OR PUNITIVE DAMAGES, INCLUDING, WITHOUT LIMITATION, LOST PROFITS, LOST REVENUES, LOST SAVINGS, LOST DATA OR LOST RECORDS, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

9.3. THE FOREGOING LIMITATIONS OF LIABILITY SHALL APPLY REGARDLESS OF THE CAUSE OF ACTION UNDER WHICH SUCH DAMAGES ARE SOUGHT, INCLUDING WITHOUT LIMITATION BREACH OF CONTRACT, NEGLIGENCE OR OTHER TORT.

10. INDEMNITY

10.1. i2 INDEMNIFICATION.

i2 shall indemnify, hold harmless and defend, at its expense, Company from and against any third party claims alleging that the Deliverables, or use of the Deliverables, infringes any patent, trademark, trade secret, copyright (including moral rights) or other Intellectual Property right of a third party. The indemnity against infringement is solely in connection with the use by Company of the Deliverables for the Marketplaces as set forth in this Agreement. The indemnification obligation of this Section 10.1 shall not apply to any claim arising out of (I) the combination of the Deliverables with other products or data not claimed to be owned or developed by or on behalf of i2, or approved by i2 in writing, to the extent that the alleged infringement would have been avoided absent such combination, (II) any Derivative Work of the Deliverables prepared by anyone other than i2 or a party acting on i2's behalf, or approved by i2 in writing, to the extent that alleged infringement would have been avoided absent such modification, (III) use of the Deliverables in breach of the instructions in the Deliverables documentation, or (V) use of other than a current release of the Deliverables if such infringement would have been avoided by use of a current release that has been made available to Company.

If a third party's claims substantially interfere with Company's use of the Deliverables or if i2 believes that a third party claim may substantially interfere with Company's use of the Deliverables, i2, at its sole discretion, may (a) replace the Deliverables, without additional charge, with a functionally equivalent and non-infringing product; (b) modify the Deliverables to be functionally equivalent and avoid the infringement; (c) obtain a license for Company to continue use of the Deliverables and pay any additional fee required for such license: or (d) if none of the foregoing alternatives are commercially reasonable, i2 may terminate the license for the infringing Deliverable and refund the service fees paid for those infringing Deliverables. This Section 10 shall constitute i2's entire liability and Company's exclusive remedy for a claim of infringement.

10.2. COMPANY INDEMNIFICATION. Company shall hold harmless and defend, at its expense, i2 from and against any third party claims alleging (i) that any JDP Deliverable delivered solely by Company to i2 hereunder, or use of such JDP Deliverables, infringes any patent, trademark, trade secret, copyright (including moral rights) or other Intellectual Property right of a third party,
(ii) use of the JDP Deliverables

                                                                    CONFIDENTIAL
Neoforma Services v122900                                               Page 60)

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delivered solely by Company in a manner other than as authorized by this
Agreement, or (iii) arising out of or in connection with the business operations and services offered by Company to the extent that the third party claim is not directly related to the failure of the JDP Deliverables delivered solely by Company to operate substantially in accordance with the Specifications.

The indemnity against infringement is solely in connection with the use as set forth in this Agreement by i2 of the JDP Deliverables delivered solely by Company to i2 hereunder. The indemnification obligation of this Section 10.2 shall not apply to any claim arising out of (I) the combination of such JDP Deliverables with other products or data not claimed to be owned or developed by or on behalf of Company, or approved by Company in writing, to the extent that the alleged infringement would have been avoided absent such combination, (II) any Derivative Work of such JDP Deliverables prepared by anyone other than Company or a party acting on Company's behalf, or approved by Company in writing, to the extent that alleged infringement would have been avoided absent such modification, (III) use of such JDP Deliverables in breach of the instructions in the JDP Deliverables documentation, or (V) use of other than a current release of such JDP Deliverables if such infringement would have been avoided by use of a current release that has been made available to i2.

If a third party's claims substantially interfere with i2's use of the JDP Deliverables delivered solely by Company to i2 hereunder or if Company believes that a third party claim may substantially interfere with i2's use of the JDP Deliverables, Company, at its sole discretion, may (a) replace such JDP Deliverables, without additional charge, with a functionally equivalent and non-infringing product; (b) modify such JDP Deliverables to be functionally equivalent and avoid the infringement; (c) obtain a license for i2 to continue use of such JDP Deliverables and pay any additional fee required for such license: or (d) if none of the foregoing alternatives are commercially reasonable, Company may terminate the license or revoke the assignment of the infringing JDP Deliverable and refund the service fees paid for those infringing JDP Deliverables. This Section 10 shall constitute Company 's entire liability and i2's exclusive remedy for a claim of infringement.

10.3. NOTICE OF INDEMNIFICATION. A Party seeking indemnification pursuant to this Section 10 (an "Indemnified Party") from or against the assertion of any claim by a third person (a "Third Person Assertion") shall give prompt notice to the Party from whom indemnification is sought (the "Indemnifying Party"); provided, however, that failure to give prompt notice shall not relieve the Indemnifying Party of any liability hereunder (except to the extent the Indemnifying Party has suffered actual material prejudice by such failure).

10.4. ASSUMPTION OF DEFENSE. Within ten (10) business days of receipt of notice from the Indemnified Party pursuant to Section 10.3 hereof, the Indemnifying Party shall have the right exercisable by written notice to the Indemnified Party, to assume the defense of a Third Person Assertion. If the Indemnifying Party assumes such defense, the Indemnifying Party may select counsel, which shall be reasonably acceptable to the Indemnified Party.

10.5. FAILURE TO DEFEND. If the Indemnifying Party (a) does not assume the defense of any Third Person Assertion in accordance with Section 10.4 hereof; or
(b) having so assumed such defense, unreasonably fails to defend against such Third Person Assertion, then, upon ten (10) days' written notice to the Indemnifying Party, the Indemnified Party may assume the defense of such Third Person Assertion. In such event, the Indemnified Party shall be entitled under this Section 10 as part of its damages to indemnification for the costs of such defense.

10.6. CONFLICTS OF INTEREST. If the Indemnifying Party has been advised by the written opinion of counsel to the Indemnified Party that the use of the same counsel to represent both the Indemnified Party and the Indemnifying Party would present a conflict of interest, then the Indemnified Party may select its own counsel to represent the Indemnified Party in the defense of the matter and the costs of such defense shall be borne by the Indemnifying Party. The Indemnifying Party shall be entitled to continue to handle its own representation in such matter through its own counsel.

                                                                    CONFIDENTIAL
Neoforma Services v122900                                               Page 70)

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10.7. SETTLEMENT. The Party controlling the defense of a Third Person Assertion shall have the right to consent to the entry of judgment with respect to, or otherwise settle, such Third Person Assertion.

10.8. PARTICIPATION. The Indemnifying Party and the Indemnified Party shall cooperate, in the defense or prosecution of any Third Person Assertion. The Indemnified Party shall have the right to participate, at its own expense, in the defense or settlement of any Third Person Assertion.

10.9. EXCLUSIVE REMEDY. NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS AGREEMENT, EXCEPT FOR A CLAIM UNDER SECTION 8 HEREOF, THE FOREGOING STATES EACH PARTY'S ENTIRE LIABILITY, AND EACH OTHER PARTY'S EXCLUSIVE REMEDY FOR INDEMNIFICATION OBLIGATIONS UNDER THIS AGREEMENT.

11. TERM AND TERMINATION

11.1. TERM. This Agreement shall take effect on the Effective Date and shall continue in full force and effect until terminated earlier in accordance with the terms of this Agreement. Upon the termination or expiration of this Agreement, both Parties agree to promptly cease using all Confidential Information of the other Party and such Confidential Information shall be immediately destroyed or returned to the other Party.

11.2. TERMINATION. This Agreement shall automatically terminate on termination or expiration of the Public Marketplace License Agreement. Should a Party ("Defaulting Party") materially breach its obligations under this Agreement, the other Party may notify the Defaulting Party of such breach and give the Defaulting Party no less than thirty (30) days prior written notice in which to correct the breach. Should the Defaulting Party not correct the breach within that time then the other Party shall, in its sole discretion, have the right (in addition to all other rights at law and in equity) to terminate this Agreement and the license granted to Company hereunder by sending written notice of such termination to the Defaulting Party and such termination shall be effective upon the receipt of the termination notice. Termination of this Agreement for breach by the Defaulting Party shall not relieve the Defaulting Party of any obligation incurred hereunder prior to the date of termination.

This Agreement may be immediately terminated by a Party if (i) the other Party, through merger, acquisition, consolidation, other reorganization, becomes a controlling entity of, is controlled by, or in common control with, a Competitor of the first Party, (ii) any dissolution or liquidation proceedings of the other Party are initiated, (iii) the other Party ceases its business operations, or
(iv) any bankruptcy, insolvency, or similar proceedings be instituted by or against the other Party, or if the other Party should make a general assignment for the benefit of creditors.

11.3. SURVIVAL OF CERTAIN TERMS. The following provisions of this Agreement shall survive any expiration or termination hereof: 4, 6, 7, 8, 9, 10 (but only with respect to events occurring prior to such expiration or termination), 11 and 12.


12. MISCELLANEOUS PROVISIONS

12.1. ENTIRE AGREEMENT. This Agreement, including Exhibits 1 and any and all Statements of Work attached hereto and made a part hereof, may be modified or amended only by a written instrument signed by duly authorized representatives of both Company and i2. The pre-printed terms and conditions of any purchase order, invoice or other document issued by a Party in connection with this Agreement which are in addition to or inconsistent with the terms and conditions of this Agreement shall not be binding on the other Party and shall not be deemed to modify this Agreement. No term or provision contained herein shall be deemed waived and no breach excused unless such waiver or consent shall be in writing and signed by the waiving Party.
                                                                    CONFIDENTIAL
Neoforma Services v122900                                               Page 80)

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12.2. GOVERNING LAW AND JURISDICTION. THIS AGREEMENT WILL BE GOVERNED BY AND
CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, IRRESPECTIVE OF ITS CHOICE OF LAW PRINCIPLES.

12.3. NO LIENS. Company shall not impose or incur, and shall not permit the imposition or placement of, any liens, security interests or other encumbrances on, with respect to, or relating to the System.

12.4. BINDING UPON SUCCESSORS AND ASSIGNS. Neither Party shall assign or delegate this Agreement or any right or obligation hereunder, by operation of law or otherwise, without the prior written consent of the other Party, and any purported assignment or delegation shall be void and without force or effect. Notwithstanding the foregoing: (i) i2 may assign the receivables under this Agreement and (ii) a Party may assign this Agreement in connection with a change of control of that Party to an entity that is not a Competitor of the other Party; provided that (a) any permitted successor to the assigning Party shall be bound by each and every obligation and restriction to which the assigning Party is bound hereunder and (b) the assigning Party shall provide the other Party with prompt notice of the relevant assignment of this Agreement. For purposes of this paragraph, "change of control" shall mean the direct or indirect acquisition of either (I) the majority of the assigning Party's voting stock or
(II) all or substantially all of the assets of the assigning Party to which this Agreement relates in a single transaction or a series of related transactions.

12.5. SEVERABILITY. If any provision of this Agreement is found to be invalid or unenforceable, such provision shall be severed from the Agreement and the remainder of this Agreement shall be interpreted so as best to reasonably effect the intent of the parties.

12.6. AMENDMENT AND WAIVERS. Any terms or provisions of this Agreement may be amended, and the observance of any term of this Agreement may be waived, only by a writing signed by a duly authorized representative of the Party to be bound. The failure of either Party to enforce, at any time, any of the provisions of this Agreement or the failure to require, at any time, performance by the other Party of any of the provisions of this Agreement, shall in no way be construed to be a present or future waiver of such provisions, nor shall it in any way affect the ability of either Party to enforce each and every such provision thereafter. The express waiver by either Party of any provision, condition or requirement of this Agreement shall not constitute a waiver of any future obligation to comply with such provision, condition or requirement.

12.7. NOTICES. Any notice, demand, or request with respect to this Agreement shall be in writing and shall be effective only if it is delivered by hand or overnight courier or mailed, certified or registered mail, postage prepaid, return receipt requested, addressed to the appropriate Party as set forth below. Such communications shall be effective when they are received by the addressee; but if sent by certified or registered mail in the manner set forth above, they shall be effective not later than three (3) days after being deposited in the mail. Any Party may change its address for such communications by giving notice to the other Party in conformity with this paragraph.


To i2:
i2 Technologies, Inc.
Attn: Corporate Counsel
11701 Luna Road
Dallas, Texas 75234

To Company:
Neoforma.com, Inc.
Attn: Corporate Counsel
3061 Zanker Road
San Jose, California  95134

12.8. REMEDIES NON-EXCLUSIVE. Except as otherwise expressly provided, any remedy provided for in this Agreement is deemed cumulative with, and not exclusive of, any other remedy provided for in this Agreement or otherwise available at law or in equity. The exercise by a Party of any remedy shall not preclude the exercise by such Party of any other remedy.

                                                                    CONFIDENTIAL
Neoforma Services v122900                                               Page 90)

12.9. INDEPENDENT CONTRACTORS. The parties are independent contractors. Nothing contained herein or done pursuant to this Agreement shall constitute either Party the agent of the other Party for any purpose or in any sense whatsoever, or constitute the parties as partners or joint ventures.

12.10. TITLES AND SUBTITLES. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

12.11. COUNTERPARTS. This Agreement may be executed in counterparts or duplicate originals, both of which shall be regarded as one and the same instrument, and which shall be the official and governing version in the interpretation of this Agreement.

THIS AGREEMENT CONSTITUTES THE ENTIRE AGREEMENT AND UNDERSTANDING WITH RESPECT TO THE SUBJECT MATTER HERETO, BETWEEN COMPANY AND i2 WITH RESPECT TO THE SERVICES TO BE FURNISHED HEREIN. THIS AGREEMENT SUPERSEDES ALL PRIOR COMMUNICATIONS BETWEEN THE PARTIES.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date of the last signature below.

NEOFORMA.COM, INC.                          i2 TECHNOLOGIES, INC.

By: _____________________________           By: _____________________________
         (Authorized Signature)                 (Authorized Signature)

Printed Name:_____________________          Printed Name: ____________________

Title: ____________________________         Title: ___________________________

Date: ____________________________          Date: ___________________________


                                                                    CONFIDENTIAL
Neoforma Services v122900                                              Page 100)

SERVICES AGREEMENT
EXHIBIT 1 - CONSULTING SERVICE RATES

Company Name:     NEOFORMA.COM, INC.
                  3061 ZANKER ROAD
                  SAN JOSE, CALIFORNIA  95134

ATTACHED TO AND MADE PART OF THE SERVICES AGREEMENT BETWEEN i2 AND COMPANY.


Consulting Service rates:

  SIA Analysts                                                                                [*] p/wk
  Director, Engagement Manager, Company Service Unit Manager                                  [*] p/h
  Program Manager                                                                             [*] p/h
  Sr. Solutions Architect, Sr. Modeling Specialist, Sr. Integration Specialist                [*] p/h
  Solutions Architect, Modeling Specialist, Integration Specialist                            [*] p/h
  Project Leader                                                                              [*] p/h
  Senior Consultant                                                                           [*] p/h
  Consultant                                                                                  [*] p/h

These Consulting Service rates are [*] during the [*], but in any renewal term shall be i2's then-current standard rates.

All Service rates do not include travel, living, or other incidental expenses. These expenses shall be reimbursed by Company. All Services are provided on a time and material basis and are charged portal to portal. Sales tax and import fees to be borne by Company.

i2 will use commercially reasonable efforts to utilize local resources in San Jose, California.

During the term of this Agreement and any renewal term, Company shall receive a [*] discount off the above prices for Consulting Services.


* Confidential treatment requested.
                                                                    CONFIDENTIAL
Neoforma Services v122900                                              Page 110)